                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                         QUICKTURN DESIGN SYSTEMS, INC.
                                       AT
                             $12.125 NET PER SHARE
                                       BY
                                   MGZ CORP.

                          A WHOLLY OWNED SUBSIDIARY OF
                          MENTOR GRAPHICS CORPORATION

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON WEDNESDAY, SEPTEMBER 9, 1998 UNLESS THE OFFER IS EXTENDED.

                                                                 August 12, 1998

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated August 12, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended and supplemented from time to time, constitute the "Offer") relating to an offer by MGZ Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Mentor Graphics Corporation, an Oregon corporation ("Parent"), to purchase all outstanding shares of common stock, par value $.001 per share (the "Shares"), of Quickturn Design Systems, Inc., a Delaware corporation (the "Company"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement between the Company and The First National Bank of Boston, dated January 10, 1996 (the "Rights"), at a purchase price of $12.125 per Share (and associated Right), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. UNLESS THE RIGHTS CONDITION (AS DEFINED IN THE OFFER TO PURCHASE) IS SATISFIED, STOCKHOLDERS WILL BE REQUIRED TO TENDER ONE RIGHT FOR EACH SHARE TENDERED IN ORDER TO EFFECT A VALID TENDER OF SHARES IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION 3 OF THE OFFER TO PURCHASE. UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS.

    WE ARE THE HOLDER OF RECORD OF SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES AND RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OR RIGHTS HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any or all of the Shares and Rights held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    Please note the following:

        1. The tender price is $12.125 per Share, including the associated Right, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

        2. The Offer is being made for all of the outstanding Shares and Rights.

        3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, September 9, 1998 unless the Offer is extended.

        4. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares owned by Parent and its subsidiaries, including Purchaser, would represent a majority of the outstanding Shares on a fully diluted basis on the date of purchase, (ii) the Rights having been redeemed by the Board of Directors of the Company, or Purchaser being satisfied, in its sole discretion, that the Rights have been invalidated or are otherwise inapplicable to the Offer and the Proposed Merger (as defined in the Offer to Purchase), (iii) Purchaser being satisfied, in its sole discretion, that, after consummation of the Offer, the provisions of Section 203 of the Delaware General Corporation Law would not prohibit for any period of time, or impose any voting requirement in excess of majority stockholder approval with respect to, the Proposed Merger or other business combination with Purchaser or any affiliate of Purchaser and (iv) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is also subject to other terms and conditions. The Offer is not conditioned on Purchaser obtaining financing.

        5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares and Rights pursuant to the Offer.

    If you wish to have us tender any or all of the Shares and Rights held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instruction to us is enclosed. If you authorize tender of your Shares and Rights, all such Shares and Rights will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES AND RIGHTS ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares and Rights pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares and Rights in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Manager (as defined in the Offer to Purchase) or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                         QUICKTURN DESIGN SYSTEMS, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 12, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended and supplemented from time to time, constitute the "Offer") in connection with the offer by MGZ Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Mentor Graphics Corporation, an Oregon corporation ("Parent"), to purchase all outstanding shares of common stock, par value $.001 per share (the "Shares"), of Quickturn Design Systems, Inc., a Delaware corporation (the "Company"), and the associated preferred stock purchase rights (the "Rights").

    This will instruct you to tender to Purchaser the number of Shares and Rights indicated below (or if no number is indicated below, all Shares and Rights) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Number of Shares to be Tendered:                SIGN HERE
Shares*
Number of Rights to be Tendered:                Signature(s)
Rights*
Dated: , 1998                                   Print Name(s)
                                                Print Address(es)
Taxpayer Identification or
Social Security Number(s)                       Area Code and Telephone Number(s)

------------------------

* UNLESS THE RIGHTS CONDITION (AS DEFINED IN THE OFFER TO PURCHASE) IS SATISFIED, STOCKHOLDERS WILL BE REQUIRED TO TENDER ONE RIGHT FOR EACH SHARE TENDERED IN ORDER TO EFFECT A VALID TENDER OF SHARES IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN SECTION 3 OF THE OFFER TO PURCHASE. UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS. UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES AND RIGHTS HELD BY US FOR YOUR ACCOUNT ARE TO BE TENDERED.